Exhibit 10.2
FOURTH AMENDMENT TO GUARANTEE AGREEMENT
FOURTH AMENDMENT TO GUARANTEE AGREEMENT, dated as of June 22, 2022 (this “Amendment”), by and between BRIGHTSPIRE CAPITAL OPERATING COMPANY, LLC (f/k/a Credit RE Operating Company, LLC), a Delaware limited liability company (“Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as hereinafter defined).
RECITALS
WHEREAS, Brightspire Credit 8, LLC (f/k/a CLNC Credit 8, LLC), a Delaware limited liability company (“Seller”) and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of November 2, 2018 (as amended, modified and/or restated, the “Repurchase Agreement”), between Seller and Buyer;
WHEREAS, Guarantor guaranteed the obligations of Seller under the Repurchase Agreement and the other Transaction Documents pursuant to that certain Guarantee Agreement, dated as of November 2, 2018, as amended by that certain Amendment to Guarantee Agreement, dated as of May 7, 2020, as further amended by that certain Second Amendment to Guarantee Agreement, dated as of April 13, 2021, as further amended by that certain Third Amendment to Guarantee Agreement, dated as of January 28, 2022 (as amended, modified and/or restated, the “Guarantee”), from Guarantor to Buyer; and
WHEREAS, Guarantor and Buyer wish to further amend and modify the Guarantee upon the terms and conditions hereinafter set forth.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Buyer hereby agree that the Guarantee shall be amended and modified as follows:
1.    Amendment of Guarantee.
(a)     Guarantor and Buyer hereby agree that Section 1 of the Guarantee is hereby amended by inserting the following new defined terms in correct alphabetical order:
    “Aggregate Recourse Amount”: The total sum, for all Purchased Assets, of the applicable Recourse Percentage for each such Purchased Asset, multiplied by the then-current total amount due and payable from Seller to Buyer under the Repurchase Agreement with respect to each such Purchased Asset.
    “Recourse Percentage”: With respect to each Purchased Asset, the greater of (a) twenty-five percent (25%) and (b) such higher percentage as may be specified as the

“Recourse Percentage” with respect to such Purchased Asset in the related Confirmation therefor (or amended and restated Confirmation, as applicable).
(b)     Guarantor and Buyer hereby agree that Section 2(b) of the Guarantee is hereby amended and restated in its entirety to read as follows:
“(b)    Subject to clauses (c), (d), (e) and (g) below, the maximum liability of Guarantor hereunder and under the Repurchase Documents shall in no event exceed the Aggregate Recourse Amount with respect to all Purchased Assets.”
2.    Amendment of Transaction Documents. From and after the date hereof, all references in the Repurchase Agreement and the other Transaction Documents to the Guarantee shall be deemed to refer to the Guarantee as amended and modified by this Amendment and as same may be further amended, modified and/or restated.
3.    [Reserved].
4.    Representations and Warranties. On and as of the date first above written, Guarantor hereby represents and warrants to Buyer that (a) after giving effect to this Amendment, it is in compliance with all the terms and provisions set forth in the Guarantee on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under Repurchase Documents has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in Section 8 of the Guarantee are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date).
5.    Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.
6.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
7.    Expenses. Seller hereby acknowledges and agrees that Seller shall be responsible for all reasonable out-of-pocket costs and expenses of Buyer in connection with documenting and consummating the modifications contemplated by this Amendment, including, but not limited to, the reasonable fees and expenses of Buyer’s external legal counsel.
8.    No Novation, Effect of Amendment. The parties hereto have entered into this Amendment solely to amend the terms of the Guarantee and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owning by

Seller, Guarantor or any of their respective affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement are preserved and (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect.
9.    Reaffirmation of Guarantee. Guarantor acknowledges and agrees that, except as modified hereby, the Guarantee remains unmodified and in full force and effect and enforceable in accordance with its terms.
10.    Repurchase Agreement, Guarantee and Transaction Documents in Full Force and Effect. Except as expressly amended hereby, Seller and Guarantor acknowledge and agree that all of the terms, covenants and conditions of the Repurchase Agreement and the Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed in all respects.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
GUARANTOR:
BRIGHTSPIRE CAPITAL OPERATING COMPANY, LLC, a Delaware limited liability company
By: /s/ David A. Palamé
Name: David A. Palamé
Title: Vice President
BUYER:
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:     /s/ Allen Lewis
Name: Allen Lewis
Title: Managing Director

ACKNOWLEDGED AND AGREED
AS OF THE DATE FIRST SET FORTH ABOVE:
SELLER:
BRIGHTSPIRE CREDIT 8, LLC,
a Delaware limited liability company
By:     /s/ David A. Palamé
Name: David A. Palamé
Title: Vice President